UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 7, 2011

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on November 8, 2011, by Celadon Group, Inc., a Delaware corporation (the "Company"), in order to update information disclosed under "Item 5.07 Submission of Matters to a Vote of Security Holders" regarding the results of voting at the Company's Annual Meeting of Stockholders held on November 7, 2011.

At the Company's 2011 Annual Meeting of Stockholders, the Company's stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder advisory, non-binding votes on the executive compensation – or future "say-on-pay" votes.  As previously reported by the Company, a plurality of the votes cast on the frequency proposal were cast in favor of holding an annual "say-on-pay" vote.

In consideration of the stockholder vote at the 2011 Annual Meeting of Stockholders on the frequency proposal, the Company's Board of Directors decided that the Company will hold an advisory "say-on-pay" vote every year in connection with its annual meeting of stockholders.  Accordingly, the Company will include an advisory "say-on-pay" vote every year in its future proxy materials until the next stockholder non-binding, advisory vote on the frequency of these votes, which will be no later than the Company's Annual Meeting of Stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: March 20, 2012	By:	/s/ Paul Will
Paul Will
President and Chief Operating Officer